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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF REGISTRANT

                   Name                            State of Incorporation
                   ----                            ----------------------
Arch Capital Group (U.S.) Inc.             Delaware (wholly owned subsidiary of
("Arch-U.S.")                              ACGL)

Hales & Company Inc.                       Delaware (wholly owned subsidiary of
                                           Arch-U.S.)

American Independent Insurance Holding     Pennsylvania (wholly owned subsidiary
Company ("AIIHC")                          of ACGL)

American Independent Insurance Company     Pennsylvania (wholly owned subsidiary
                                           of AIIHC)

American Independent Services Company      Pennsylvania (wholly owned subsidiary
Inc. ("AISCI")                             of AIIHC)

C & L Insurance Agency, Inc.               Pennsylvania (wholly owned subsidiary
                                           of AISCI)

Arch Reinsurance Company ("Arch Re")       Nebraska (wholly owned subsidiary of
                                           Arch-U.S.)

Cross River Insurance Company              Nebraska (wholly owned subsidiary of
                                           Arch Re)

NEIV Holdings, Inc.                        Delaware (wholly owned subsidiary of
                                           Arch Re)